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               EXHIBIT 11.1 -- COMPUTATION OF PER-SHARE EARNINGS

                            IXC COMMUNICATIONS, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
           FOR THE THREE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995
          AND THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 1995 and 1996
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             YEAR ENDED DECEMBER 31,               NINE MONTHS ENDED SEPTEMBER 30,
                                                       ----------------------------------          -------------------------------
                                                         1993          1994        1995               1995              1996
                                                       ----------------------------------           ------------------------------
EARNINGS

  Adjusted net income (loss)                            $(23,317)     $7,315     $(4,965)             $ 1,456          $(29,390)

  Less: Dividends applicable to preferred stock           (1,567)     (1,752)     (1,843)              (1,425)           (1,302)
                                                        ---------------------------------             -------------------------

  Net income (loss) applicable to common stockholders    (24,884)      5,563      (6,808)                  31           (30,692)

  Extraordinary (gain) loss                               (8,495)     (2,298)      1,747                1,006                --
                                                        ---------------------------------             -------------------------

  Net income (loss) applicable to common
    stockholders before extraordinary items             $(33,379)     $3,265     $(5,061)             $ 1,037          $(30,692)
                                                        =================================             =========================

PRIMARY

  Weighted average number of shares outstanding           23,333      24,310      24,335               24,335            26,451

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO                833         833         833                  833               832

  Add: Dilutive effect of outstanding stock
    options                                                   --           9         120                  160                --

  Less: Assumed repurchase of shares under
    the treasury stock method                               (157)       (159)       (180)                (187)             (157)
                                                        ---------------------------------             -------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                     24,009      24,993      25,108               25,141            27,126
                                                        ================================              =========================

FULLY DILUTED

  Weighted average number of shares outstanding           23,333      24,310      24,335               24,335            26,451

  Add: Effect for periods prior to the initial
    public offering (IPO), of common stock
    options issued within one year of the IPO                833         833         833                  833               832

  Add: Dilutive effect of outstanding stock
    options                                                   --           9         120                  160                --

  Less: Assumed repurchase of shares under
    the treasury stock method                               (157)       (159)       (180)                (187)             (157)
                                                        ---------------------------------             -------------------------

  Number of shares used to compute earnings (loss)
    applicable to common stockholders                     24,009      24,993      25,108               25,141            27,126
                                                        =================================             =========================

PRIMARY INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(1.39)      $0.13      $(0.20)             $  0.04            $(1.13)

  Extraordinary gain (loss)                                 0.35        0.09       (0.07)               (0.04)               --
                                                        ---------------------------------             -------------------------

  Net income (loss)                                       $(1.04)      $0.22      $(0.27)             $  0.00            $(1.13)
                                                        =================================             =========================


FULLY DILUTED INCOME (LOSS) PER COMMON SHARE

  Before extraordinary item                               $(1.39)      $0.13      $(0.20)             $  0.04            $(1.13)

  Extraordinary gain (loss)                                 0.35        0.09       (0.07)               (0.04)               --
                                                        ---------------------------------             -------------------------

  Net income (loss)                                       $(1.04)      $0.22      $(0.27)             $  0.00            $(1.13)
                                                        =================================             =========================

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